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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
March 6, 2003

MARINE JET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33297	88-0450923
(Commission File No.)	(IRS Employer ID)

4805 158 Court NE
Redmond, Washington 98052
(Address of principal executive offices and Zip Code)

(425) 869-2723
(Registrant's telephone number, including area code)

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ITEM 4. CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

On January 15, 2002, the Company engaged Chavez & Koch, CPA's as its principal accountants to replace its former principal accountants, G. Brad Beckstead, CPA.

The decision to change accountants was approved by the Board of Directors of the registrant. During the Company's most recent two fiscal years and during any subsequent interim periods preceding the date of termination, the Company has had no disagreements with G. Brad Beckstead, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except the audited statements prepared by G. Brad Beckstead, CPA did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein.

In addition, G. Brad Beckstead, CPA did not advise the Company with regard to any of the following: 1. That internal controls necessary to develop reliable financial statements did not exist; or 2. That information has come to the attention of Semple & Cooper, which made them unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or 3. That the scope of the audit should be expanded significantly, or information has come to the accountant's attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal; and during the most recent two fiscal years and during any subsequent interim periods preceding the date of engagement, the registrant has not consulted Chavez & Koch, CPA's regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

The Registrant delivered a copy of this Form 8-K report to Brad Beckstead on March 5, 2003 via facsimile. Brad Beckstead CPA replied and its letter as set forth in Exhibit 16.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

16.1	Letter from G. Brad Beckstead, CPA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of March, 2003.

MARINE JET TECHNOLOGY CORP.

BY:	/s/ Jeff Jordan Jeff Jordan, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors